Exhibit 10.3

FORM OF

STOCKHOLDERS AGREEMENT

of

US LBM HOLDINGS, INC.

dated as of [    ], 2018

Exhibits

Exhibit A                                             Form of Director Indemnification Agreement

i

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of [            ], 2018, among US LBM Holdings, Inc., a Delaware corporation (the “Company”), LBM Acquisition, LLC (“Continuing LLC Owner”), KIA IX (Hammer DE), L.P., a Delaware limited liability partnership (“KIA IX Fund”) and Kelso Hammer Co-Investment (DE), L.P., a Delaware limited liability partnership (“Kelso Co-Investment Fund”, and together with KIA IX, the “Kelso Funds”) and BlackEagle Partners Fund, L.P., a Delaware limited liability partnership (the “BlackEagle Fund”) (the Kelso Funds and the BlackEagle Fund, each an “Other Holder” and, collectively, the “Other Holders”).

RECITALS

WHEREAS, in connection with the Company’s initial public offering of its shares of Class A Common Stock (the “IPO”), the Company, Continuing LLC Owner and the Other Holders desire to set forth their agreement regarding certain governance matters.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Continuing LLC Owner and the Other Holders hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Effective Date.  This Agreement shall become effective upon the closing of the IPO.

Section 1.2                                    Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of Continuing LLC Owner.

“Agreement” has the meaning assigned to such term in the preamble.

“BlackEagle Fund” has the meaning assigned to such term in the preamble.

“Board” means the Board of Directors of the Company.

“Chair” has the meaning assigned to such term in Section 2(b).

“Common Stock” means collectively the Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or transaction.

“Company” has the meaning assigned to such term in the preamble.

“Company Charter” means the certificate of incorporation of the Company as amended and/or restated in effect on the date hereof, as may be amended and/or restated from time to time.

“Continuing LLC Owner” has the meaning set forth in the preamble.

“Continuing LLC Owner Designee” has the meaning assigned to such term in Section 2.1(a)(i).

“Designee Rights Decrease” has the meaning assigned to such term in Section 2.1(a)(iii).

“Director” means any member of the Board.

“Director Indemnification Agreement” means an indemnification agreement in the form attached as Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Incentive Units” has meaning assigned to such term in LBM Acquisition, LLC Incentive Unit Appreciation Plan, and any successor plan thereto.

“IPO” has the meaning set forth in the Recitals.

“Kelso Affiliates” has the meaning assigned to such term in Section 2.3(b).

“Kelso Co-Investment Fund” has the meaning assigned to such term in the preamble.

“Kelso Funds” has the meaning assigned to such term in the preamble.

“KIA IX Fund” has the meaning assigned to such term in the preamble.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Other Holder” has the meaning assigned to such term in the preamble.

“Override Units” has meaning assigned to such term in the Second Amended and Restated LLC Agreement of LBM Acquisition, LLC (as may be amended and/or restated from time to time).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, 50% or more of the stock, limited liability company interests, partnership interests or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture of other legal entity, or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, limited liability company, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

Section 1.3                                    Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1                                    The Board.

(a)                                 Continuing LLC Owner Designees.

(i)                                     For so long as Continuing LLC Owner and the Other Holders collectively hold a number of shares of Common Stock representing at least the percentage set forth below of shares of Common Stock held by them immediately prior to the closing of the IPO, the Company shall, to the fullest extent permitted by law, take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each annual or special meeting of stockholders at which Directors are to be elected that number of individuals designated by Continuing LLC Owner (each, a “Continuing LLC Owner Designee” and collectively, the “Continuing LLC Owner Designees”) such that, if each such Continuing LLC Owner Designee is elected, will result in the number of Continuing LLC Owner Designees then serving on the Board as shown below across from such percentage.

Percent	Number of Directors
Greater than or equal to 50%	5
Less than 50% but greater than or equal to 35%	4
Less than 35% but greater than or equal to 25%	3
Less than 25% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 5%	1

(ii)                                  Upon any decrease in the number of Directors that Continuing LLC Owner is entitled to designate for election to the Board (any such decrease, a “Designee Rights Decrease”), Continuing LLC Owner shall take all Necessary Action to cause the appropriate number of Continuing LLC Owner Designees to offer to tender a resignation no later than the earlier of: (a) ninety (90) days following such Designee Rights Decrease or (b) the date of the next annual meeting of the stockholders of the Company.

(b)                                 Chair.  For so long as Continuing LLC Owner and the Other Holders collectively hold at least 20% of the Common Stock, Continuing LLC Owner shall have the right to appoint the Chair of the Board (the “Chair”), it being understood that L.T. Gibson has been so designated as of the date hereof until such time as Continuing LLC Owner shall appoint a successor Chair.

(c)                                  Vacancies.  Continuing LLC Owner shall have the exclusive right to designate for election to the Board Directors to fill vacancies created by reason of death, removal or resignation of any Continuing LLC Owner Designee, and the Company shall, to the fullest extent permitted by law, take all Necessary Action to cause any such vacancies to be filled by replacement Directors designated by Continuing LLC Owner as promptly as reasonably practicable.

(d)                                 Additional Directors.  For so long as Continuing LLC Owner has the right to designate at least one (1) Continuing LLC Owner Designee, the Company will, to the fullest extent permitted by law, take all Necessary Action to ensure that, without the prior written consent of Continuing LLC Owner, the number of Directors serving on the Board shall not exceed nine (9); provided, that the number of Directors may be increased by the Company if necessary to satisfy the requirements of applicable law and stock exchange regulation.

(e)                                  Committees.  Subject to applicable laws and stock exchange regulations, the Company shall, to the fullest extent permitted by law, take all Necessary Action to have a Continuing LLC Owner Designee then serving on the Board appointed to serve on each committee of the Board for so long as Continuing LLC Owner has the right to at least one (1) Continuing LLC Owner Designee.

(f)                                   Reimbursement of Expenses.  In accordance with Company policy, and on terms no less favorable than as afforded to any other Director, the Company shall reimburse each Continuing LLC Owner Designee for all reasonable and documented out-of-pocket expenses incurred in connection with his or her participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses.

(g)                                  Notwithstanding anything in this Section 2.1 or anything contained elsewhere in this agreement, the Company shall not be obligated to cause to be nominated for election to the Board or to recommend to the Company’s stockholders the election of any Continuing Owner LLC Designee in the event that the Board determines in good faith, after consultation with reputable outside legal ounsel of national standing, that such action would constitute a breach of its fiduciary duties.

Section 2.2                                    D&O Insurance; Director Indemnification.  On or prior to the date of this Agreement, the Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms.  On or prior to the date of this Agreement, the Company shall execute and deliver to each Director serving on the Board as of the date hereof a Director Indemnification Agreement.  From and after the date hereof, concurrently with or prior to any Continuing LLC Owner Designee joining the Board, the Company shall execute and deliver to each such Continuing LLC Owner Designee an agreement no less favorable to such Continuing LLC Owner Designee than the Director Indemnification Agreement.

Section 2.3                                    Sharing of Information; Corporate Opportunity.

(a)                                 The Company agrees, to the fullest extent permitted by law, to ensure that no amendment to the provisions of the Company Charter pertaining to the renouncement of corporate opportunity is effected without the consent of Continuing LLC Owner for so long as Continuing LLC Owner has the right pursuant to this Article II to designate at least one (1) Continuing LLC Owner.

(b)                                 Any Continuing LLC Owner Designee may share any information received in his or her capacity as a Board member with Continuing LLC Owner and its Affiliates (including any Affiliates of either of the Kelso Blockers or Kelso & Company, L.P. (collectively, “Kelso Affiliates”).  Continuing LLC Owner agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor and make voting and investment decisions with respect to its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3(b) by Continuing LLC Owner or its Affiliates), (b) is or has been independently developed or conceived by Continuing LLC Owner or its Affiliates without use of the Company’s confidential information or (c) is or has been made known or disclosed to Continuing LLC Owner or its Affiliates by a third party without a breach of any obligation of confidentiality such third party may have to the Company that is known to Continuing LLC Owner; provided, however, that Continuing LLC Owner may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and making voting and investment decisions with respect to its investment in the Company, (y) to any of its Affiliates, partners, members or related investment funds or its respective directors, employees and consultants, in each case in the ordinary course of business, or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that Continuing LLC Owner takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom Continuing LLC Owner may disclose confidential information pursuant to clauses (x) and (y) of the preceding proviso will be attributable to Continuing LLC Owner for purposes of determining Continuing LLC Owner’s compliance with this Section 2.3(b).  Each party hereto acknowledges that Continuing LLC Owner or any of its Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises.  Nothing in this Section 2.3(b) will preclude or in any way restrict Continuing LLC Owner or its Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 3.1                                    Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity.  No representation is made by such party with respect to the regulatory effect of this Agreement.  No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any governmental authority or self-regulatory organization.

Section 3.2                                    Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

Section 3.3                                    Consents.  Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    Cooperation.

(a)                                 If requested by Continuing LLC Owner, the Company shall cooperate with (and not impede) Continuing LLC Owner in connection with any proposed transfer of shares of Common Stock (or equity securities exercisable or convertible into, or exchangeable for, Common Stock) to another Person in a private sale transaction (including a transaction that does not require registration under the Securities Act of 1933, as amended), including, without limitation, by providing information and access to management to potential transferees for due diligence or other relevant purposes.

(b)                                 If requested by Continuing LLC Owner, the Company shall cooperate with and use reasonable efforts to assist Continuing LLC Owner in connection with payment or distributions in respect of Override Units and Incentive Units.

Section 4.2                                    Termination.  This Agreement shall terminate on the earlier to occur of (i) delivery of written notice by Continuing LLC Owner to the Company requesting that this Agreement terminate and (ii) such time that Continuing LLC Owner has no rights pursuant to Article II hereof to designate any Continuing LLC Owner Designees, in which case this Agreement shall terminate automatically (without any action by any party hereto).  Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 4.3                                    Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and Continuing LLC Owner; provided that the approval of the BlackEagle Fund shall be required for any amendment to this Agreement that disproportionately and adversely affects the BlackEagle Fund.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.4                                    Assignment; Benefit.

(a)                                 The rights and obligations hereunder shall not be assignable without the prior written consent of Continuing LLC Owner and the Company.  Any attempted assignment of rights or obligations in violation of this Section 4.4 shall be null and void.

(b)                                 This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns.

Section 4.5                                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax (delivery receipt requested), by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this provision):

If to the Company, to:

US LBM Holdings, Inc.
1000 Corporate Grove Drive
Buffalo Grove, Illinois  60089
Fax: 877-787-5269
E-mail:              michelle.pollock@uslbm.com
Attention: Michelle Pollock

with a copy to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail:  mjhayes@debevoise.com
Fax:  212 521 7483
Attention:  Morgan J. Hayes, Esq.

If to Continuing LLC Owner:

Kelso & Company
320 Park Avenue, 24th Floor
New York, New York 10022
E-mail:  jconnors@kelso.com
Fax: 212 223 2379
Attention:  James Connors, II, Esq.

with a copy to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail:  mjhayes@debevoise.com
Fax:  212 521 7483
Attention:  Morgan J. Hayes, Esq.

Section 4.6                                    Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 4.7                                    Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.8                                    Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 4.9                                    Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.10                             Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11                             Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.12                             No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and Continuing LLC Owner covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of Continuing LLC Owner or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Continuing LLC Owner or any current or future member of Continuing LLC Owner or any current or future director, officer, employee, partner or member of Continuing LLC Owner or of any Affiliate or assignee thereof, as such for any obligation of Continuing LLC Owner under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.13                             Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.  Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

US LBM HOLDINGS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

LBM ACQUISITION, LLC

By:
Name:
Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

KELSO HAMMER CO-INVESTMENT (DE) L.P.

By: Kelso IX (Hammer) GP, L.P., its general partner

By: Kelso GP IX, LLC, its general partner

By:
Name:
	Title:	Managing Member

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

KIA IX (HAMMER DE), L.P.

By: Kelso IX (Hammer) GP, L.P., its general partner

By: Kelso GP IX, LLC, its general partner

By:
Name:
	Title:	Managing Member

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

BLACKEAGLE PARTNERS FUND, L.P.

By:
Name:
Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

Exhibit A

Form of Director Indemnification Agreement

[Separately provided.]

A-1